CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers” and "Financial Highlights" in the Prospectuses and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 102 to File No. 333-151713; Amendment No. 105 to File No. 811-22209) of Global X Funds of our reports dated December 21, 2012, included in the 2012 Annual Reports to shareholders.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania

February 20, 2013